Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

GORES METROPOULOS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alec Gores and Andrew McBride (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of the Company in Lieu of the 2020 Annual Meeting of Stockholders (the “Special Meeting”) of Gores Metropoulos, Inc. (the “Company”) to be held via live webcast at https://www.cstproxy.com/goresmetropoulos/sm2020, on [●], 2020, at [●], and at any adjournments and/or postponements thereof.

The Special Meeting can be accessed by visiting https://www.cstproxy.com/goresmetropoulos/sm2020, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the Special Meeting by dialing +1 877-770-3647 (toll-free within the U.S. and Canada) or +1 312-780-0854 (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is 11499529#, but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the Special Meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the Special Meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the Special Meeting and how to access it, please contact the Continental Stock Transfer Company, the Transfer Agent.

Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 5, 6, 7, 8 and 9. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

GORES METROPOULOS, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 5, 6, 7, 8 and 9.

Please mark votes as indicated in this example      ☒

Proposal No. 1 — Transaction Proposal — To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 24, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Dawn Merger Sub, Inc. , a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), Dawn Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub”), and Luminar Technologies, Inc., a Delaware corporation (“Luminar”), and approve the transactions contemplated thereby, including, among other things, the merger of First Merger Sub with and into Luminar, with Luminar continuing as the Surviving Corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Luminar with and into Second Merger Sub, with Second Merger Sub continuing as the Surviving Entity (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — Issuance Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and Class F common stock, par value $0.0001 per share, of the Company (the “Class F Stock” and, together with the Class A Stock, and following the Business Combination, the Class B common stock, par value $0.0001 per share, of the Post-Combination Company, the “Common Stock”) in connection with the Business Combination;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Amendment Proposal — To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Governance Proposal — To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with United States Securities and Exchange Commission (“SEC”) requirements;

•  Proposal 4A: Change in Authorized Shares — To amend the Second Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of all classes of Common Stock of the Company following the Business Combination (the “Post-Combination Company”) from 220,000,000 shares to 836,000,000 shares, which would consist of (i) increasing the Post-Combination Company’s Class A Stock from 200,000,000 shares to 715,000,000 shares, (ii) authorizing the creation of the Post-Combination Company’s Class B Stock, which will consist of 121,000,000 authorized shares, and (iii) decreasing the Post-Combination Company’s Class F Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class F Stock immediately prior to the closing of the Business Combination into one share of Class A Stock);

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4B: Dual-Class Stock — To amend the Second Amended and Restated Certificate of Incorporation to provide for a dual class common stock structure pursuant to which holders of Class B Stock will be entitled to 10 votes per share, thus having the ability to control the outcome of matters requiring stockholder approval (even if they own significantly less than a majority of the shares of outstanding Class A Stock), including the election of directors and significant corporate transactions (such as a merger or other sale of the Post-Combination Company or its asset);

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4C: Removal of Directors — To amend the Second Amended and Restated Certificate of Incorporation to provide for an increase following the closing of the Business Combination in the required vote to remove a director of the Post-Combination Company’s board of directors from an affirmative vote of a majority of the voting power of the then-outstanding shares to the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock of the Post-Combination Company entitled to vote generally in the election of directors, voting together as a single class;

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4D: Special Meetings — To amend the Second Amended and Restated Certificate of Incorporation to add a provision in the Second Amended and Restated Certificate of Incorporation providing that special meetings of the Post-Combination Company’s stockholders may be called only by the Chairman of the Post-Combination Company’s board of directors, the Chief Executive Officer or the Post-Combination Company’s board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies or unfilled seats in previously authorized directorships (“Whole Board”), and may not be called by any other person or persons.

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4E: Selection of the Court of Chancery of the State of Delaware as Exclusive Forum — To amend the Second Amended and Restated Certificate of Incorporation to provide, unless the Post-Combination Company consents in writing to the selection of an alternative forum, that a stockholder bringing a claim subject to Article X of the Second Amended and Restated Certificate of Incorporation will be required to bring that claim in the Court of Chancery, provided that the Court of Chancery has subject matter jurisdiction. If the Court of Chancery dismisses such claim because it does not have subject matter jurisdiction over the claim, then the claim must be brought in another state court in the State of Delaware. The Post-Combination Company may decide that it is in the best interests of the Post-Combination Company and its stockholders to bring an action in a forum other than the Court of Chancery (or a state court in the State of Delaware if the Court of Chancery does not have subject matter jurisdiction), and it may consent in writing to the selection of an alternative forum. This proposal provides that any person who acquires an interest in the capital stock of the Company will be deemed to have notice of this provision and to have consented to this provision. Article X of the Second Amended and Restated Certificate of Incorporation would not apply to claims brought against the Post-Combination Company except for those enumerated in such Article and, potentially, certain other related claims.

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal No. 4F: Required Stockholder Vote to Amend the Certificate of Incorporation of the Company — To amend the Second Amended and Restated Certificate of Incorporation to require the approval by affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Post-Combination Company to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation, including any amendments to Sections 1.3 and 2 of Article IV (Authorized Shares and Preferred Stock), or Article V (Class B Stock), Article VI (Board of Directors), Article VII (Limitation on Liability of Directors), Article VIII (Bylaws), Article IX (Special Meetings), Article X (Exclusive Forum), Article XI (Enforceability), or Section 1 of Article XII (Amendments);

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal No. 4G: Required Stockholder Vote to Amend the Bylaws of the Company — To amend the Second Amended and Restated Certificate of Incorporation to add a provision in the Second Amended and Restated Certificate of Incorporation increasing the required vote to adopt, amend or repeal any provision of the proposed Amended and Restated Bylaws of the Post-Combination Company (the “Amended and Restated Bylaws”) from an affirmative vote of a majority of the voting power of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class to the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Post-Combination Company entitled to vote generally in the election of directors, voting together as a single class; provided, that if two-thirds of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Amended and Restated Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Post-Combination Company entitled to vote generally in the election of directors, voting together as a single class, would be required to adopt, amend or repeal any provision of the Amended and Restated Bylaws.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Management Longer Term Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve the Management Longer Term Equity Incentive Plan (the “Management Longer Term Equity Incentive Plan”), including the authorization of the initial share reserve under the Management Longer Term Equity Incentive Plan;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — Omnibus Incentive Plan Proposal — To consider and vote upon a proposal to approve the 2020 Equity Incentive Plan (the “Omnibus Incentive Plan”), including the authorization of the initial share reserve under the Omnibus Incentive Plan;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve the 2020 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), including the authorization of the initial share reserve under the Employee Stock Purchase Plan;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — Director Election Proposals — To consider and vote upon a proposal to elect five directors to serve staggered terms on our Board until the first, second and third annual meetings of stockholders following the date of the filing of the Second Amended and Restated Certificate of Incorporation, as applicable, and until their respective successors are duly elected and qualified;

Nominees:

01 Mr. Austin Russell

02 Mr. Alec E. Gores

03 Mr. Matthew J. Simoncini

04 Mr. Scott A. McGregor

05 Mr. Benjamin J. Kortlang

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below

FOR ALL ☐	AGAINST ALL ☐	FOR ALL EXCEPT ☐

Proposal No. 9 — The Adjournment Proposal — To consider and vote upon a proposal to allow the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Transaction Proposal, the Issuance Proposal, the Amendment Proposal, the Management Longer Term Equity Incentive Plan Proposal or the Omnibus Incentive Plan Proposal but no other proposal if the Transaction Proposal, the Issuance Proposal, the Amendment Proposal, the Management Longer Term Equity Incentive Plan Proposal and the Omnibus Incentive Plan Proposal are approved.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                 , 2020

Signature:

Signature (if held jointly):

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 3.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 5, 6, 7, 8 and 9.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

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